UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2019

THE NAVIGATORS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor

Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 905-6090

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On May 1, 2019, the outside date for the previously announced merger (the “Merger”), whereby The Navigators Group, Inc. (the “Company”) will become a wholly owned subsidiary of The Hartford Financial Services Group, Inc. (“The Hartford”), has been automatically extended from May 1, 2019 to July 1, 2019 in accordance with the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated August 22, 2018, by and among the Company, The Hartford and Renato Acquisition Co.

The Merger Agreement provides for the automatic extension of the outside date to July 1, 2019 to allow the parties additional time to satisfy a mutual condition to closing relating to the receipt of all required regulatory approvals. As of May 1, 2019, the completion of the Merger remained subject to the approval of the New York State Department of Financial Services (the “NYDFS”). The Company and The Hartford have provided all information requested by the NYDFS to date and continue to pursue a timely approval of the change in control application with the NYDFS in order to complete the Merger as promptly as possible.

Forward Looking Statements

Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

•

the satisfaction of the conditions precedent to the consummation of the Merger, including, without limitation, the timely receipt of regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	unanticipated difficulties or expenditures relating to the Merger;
•

the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee or reimburse The Hartford for certain of its expenses;

•	legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the Merger;
•	disruptions of current plans and operations caused by the announcement and pendency of the Merger;
•	potential difficulties in employee retention due to the announcement and pendency of the Merger;
•	the response of customers, policyholders, brokers, service providers, business partners and regulators to the announcement of the Merger; and
•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 28, 2019.

The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.
(Registrant)

Date: May 1, 2019	By: /s/ Emily B. Miner
Name: Emily B. Miner
Title: Senior Vice President and General Counsel